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                                                                   EXHIBIT 3.1.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           U.S. AUDIOTEX CORPORATION

                  ------------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                  ------------------------------------------


                  U.S. Audiotex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:



                  1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on August 24, 1999.

                  2. ARTICLE I of the Certificate of Incorporation is amended to read in full as follows:

                                     "NAME

       The name of the corporation is Official Payments Corporation (the "Corporation")."
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                  3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the unanimous written consent of stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer this 20th day of October, 1999.


                                         U.S. AUDIOTEX CORPORATION


                                         By: /s/ THOMAS R. EVANS
                                            ---------------------------------
                                             Name:  Thomas R. Evans
                                             Title: Chairman of the Board and
                                             Chief Executive Officer




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